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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 dated November 26, 1997 of our report dated January 31, 1996, with respect to Note F, February 13, 1996 on our audit of the financial statements of N2K, Inc. as of December 31, 1995 and for the period beginning March 7, 1995 (date of inception) through December 31, 1995 which appears in the Form S-1 Registration Statement dated October 17, 1997 of N2K Inc.


                                       Richard A. Eisner & Company, LLP


New York, New York
November 26, 1997